EXHIBIT 10.40

                         20TH &CAMPBELL APARTMENT HOMES
                           APARTMENT RENTAL AGREEMENT

Associated Estates Realty' Corporation as manager and Agent (hereinafter called "Managemex7U' for the Owner), rents --Apartment No.6-149 20th & Campbell Apartments located at 2025 E Campbell Ave Phoenix AZ 85016, to be used solely for the purpose of a personal residence by:


                                 I P Voice, com
                               Tenant - Bud Bowman

For a term of 12 months beginning November 8, 1999 and ending October 31, 2000 for this Agreement will be month - to -month commencing on November 1. 2000 for an unfurnished apartment and Residents will pay rent, tax, charges, and deposits set forth below. Occupancy is limited to those persons named above.



MONTHLY RENTAL CHARGES:                      OTHER CHARGES & DEPOSITS:
----------------------------------------     -----------------------------------
Monthly Rent:             $     855.00       Security Deposit:          $  00.00
Pet Rent:                 $      00.00       Pet Deposit:               $  00.00
Other:                    $      00.00       Preparation Fee:           $  00.00
                         --------------
                                             Non Refundable Pet Fees    $  00.00
(Concession)             ($      00.00)
Subtotal:                 $     855.00
City Sales Tax:           $      11.12       Utilities
(subject to change)                          Natural Gas paid by owner
                                             Electric Paid by Resident
MONTHLY TOTAL:            $     866.12       Water Paid by Owner


A. Other terms and conditions are: $40.00 late fee assessed on the 4th, and $20.00 fee for service of a 5 day notice. Any and all discounts or concessions must be paid back to Management/Owner if lease is broken prior to expiration date. Concession: 50% off($427,50) December 1999 rent for signing a 12 month lease.

B. The rent (including applicable tax) shall be payable in advance on or before the 1st day of each month at the onsite managers office, which is payable with a personal check, cashiers check, or money order in the exact amount due. No second party checks will be accepted. Resident will pay as additional rent no later than the next rental payment date: $10.00 a day after the 3rd that any portion of the rent is delinquent; $20.00 for each NSF fund check returned by the Residents bank and thereafter all future rent charges shall be paid only in the form of a cashiers check or money order; charges for clogged drains or damage done due to resident activity' or negligence will be charged case by case, based on the time and cost to repair the premises, with a $50.00 minimum base fee. Residents will be responsible for the conduct of family and guests on the property.

C. Tax adjustment during lease term: Management shall have the right, upon 30 day written notice, to increase the total rent reasonably related to the cost of an increase in city sales tax.

D. PARKING POLICIES: Resident that only those vehicles identified below may park on the property without separate written consent from the Management:

Make    Model     and     Year:           Color                   Lisc#
--------------------------------------------------------------------------------
1.
2.



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Management  may  assign  parking  spaces  or areas  for  residents  and  guests.
Management may also designate (1) parking areas; (2) whether trailers, boats, or campers may park and where inoperable, abandoned, or unauthorized vehicles will be towed at the vehicle owners expense after a 24 hour notice is posted on the vehicle. The 24 hour notice does not apply to vehicles parked in another residents assigned parking space, parked in a marked tow-away zone, or parked to impede traffic or trash collection easements. Vehicles parked in this manner will be towed away immediately at the vehicle owners expense. If Management pays the vehicle owners towing expense, costs incurred will be deemed as additional rent owed and be immediately due and payable. Guests and Residents must only be parked in parking lots, and never on sidewalks, in landscape areas or apartments (including patios) and must not damage asphalt etc.. Vehicles leaking oil or other fluids will be repaired in a timely manner, or be subject to towing. Residents will not use the parking lot for non-emergency repairs. Vehicles parked on the property will be parked "head-in" only and show current registration. Management may elect to charge $50.00 as additional rent for repeat offenders.

E. ACCESS: Except in cases of emergency or if it is impractical to give notice, Management not enter Residents apartment without prior written notice. Resident further agrees that notification to Management of a service or maintenance request grants Management authority to enter the apartment at all reasonable times for the purpose of that request, and Management must have advanced written permission to open Residents apartment for others (i.e. delivery personnel, service personnel, friends, etc.) Resident is aware that under these circumstances Management is not responsible for lost or stolen articles, damage or doors left unlocked.

F. FAIR hOUSING ACCOMMODATIONS: This community is dedicated to honoring Federal and Arizona Far Housing laws. Accommodations v~ill be made/allowed as reasonably necessary to the policies and regulations of the community in order to enable residents with disabilities to utilize the premises. The Community reserves the right to require reasonable medical evidence of the disability, and that the requested accommodation is necessary. The resident may be required to restore the premises to the prior condition if failure to do so would interfere with the Owner's, or next tenant's use and enjoyment of the premises.

G. RESIDENT POLICIES: (I) Resident shall no decorate or alter the apartment, patio or balcony area, change or add door locks, have a waterbed or sublet the apartment, without written permission of the management (2) Resident further agrees to comply with city or state statutes and ordinances which are applicable to the premises. (3) Resident shall show due consideration for neighbors and not interfere with other residents quiet enjoyment, and Management will be the sole judge of acceptable conduct. (4) Resident has inspected the premises and finds them to be in clean, rentable, undamaged condition except which may be noted on move in inventory sheet. Resident agrees to exercise reasonable care in the use of the premises and maintain and redeliver the same in a clean, safe and undamaged condition. (5) Resident is responsible for the conduct of all occupants, family and guests.

H. ABANDONMENT: Abandonment means either (1) The Residents absence from the premises for at least 7 (seven) consecutive days, rent being at least 10 (ten) days past due; and the lack of reasonable evidence that the resident is occupying the premises; or (2) Residents absence from the premises for at least
(5) five days rent being at least five (5) days past due, and the absence of the Residents personal property from the dwelling unit. Such abandonment shall not constitute a "surrender" without the consent of Management and in the event of abandonment, Management shall be entitled to all remedies at law or in equity, which provides that if personal property is abandoned by the Resident and determined to by Management to be of less value than the cost of moving, storing, and conducting a sale of such property, Management may destroy or otherwise dispose of any or all of the abandoned property.

I. COMMUNITY POLICIES: The community policies are for the mutual benefit of all residents and are deemed part hereof of this Rental Agreement, and violations or breeches of any community policy shall constitute a default under the Rental Agreement. Notice of modifications to community policies will be given to residents at least 30 days prior to their effective date.

J. OPTION TO RENEW/INCREASE: At expiration of this lease, this lease will automatically renew on a month- to-month basis under the same terms and conditions unless resident gives Management a written 30 day notice to vacate or Management, at its sole discretion, chooses not to renew the lease and in such cases, resident agrees to vacate at the expiration date of the lease. The rent may be increased upon the expiration of the lease with 30 day prior written notice of such an intent being provided to the Resident. A specific lease term of no less than one month and no greater than one year may be required for continued occupancy.

K. INDEMNIFICATION Management shall not be liable for any damage or injury to the resident(s) or any other person, or to any property, occurring on the premises, or any part thereof, or in the common areas thereof, unless such damage is the result of negligence or unlawful acts of Management, its agents or employees. Management is only liable for those claims for damages and injuries for which it is legally responsible. Resident shall be responsible for obtaining fire, extended coverage, and liability coverage with respect to the contents of the apartment and with respect to any motor vehicles on the premises. Resident understands that Management's insurance does not cover residents belongings from


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losses not caused by Management's  negligence and Management encourages Resident to obtain an all-risk policy in addition to marking all valuables for "'operation identification".

L. WAIVER: Failure of Management to insist upon strict compliance with the terms of this rental agreement shall not constitute a waiver of Management's rights to act on any violation.

M. ATTORNEYS FEES: In the event of legal action to enforce compliance with this Rental Agreement, the prevailing party may be awarded court costs and reasonable attorneys fees.

N. SEVER4BWITY If any provision of this Rental Agreement is invalid under applicable law, such provision shall be ineffective to the extent of such invalidity' only, without invalidating he remainder of this document.

0. REMEDIES CUMULATIVE: All remedies under this Rental Agreement or by law or equity shall be cumulative